Exhibit 2.3

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ONCOLYZE, INC.”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MAY, A.D. 2019, AT 12:38 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5017941 8100 SR# 20193805777	Authentication: 202853053 Date: 05-18-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:38 PM 05/13/2019	CERTIFICATE OF AMENDMENT
FILED 12:38 PM 05/13/2019
SR 20193805777 - File Number 5017941	TO

CERTIFICATE OF INCORPORATION

OF

ONCOLYZE, INC.

The undersigned, for the purpose of amending the Certificate of Incorporation of Oncolyze, Inc. filed on July 29, 2011 hereby certifies as follows:

1.            That the name of this corporation is Oncolyze, Inc., and that this corporation was originally incorporated pursuant to the Delaware General Corporation Law on July 29, 2011.

2.           The Certificate of Incorporation filed on July 29, 2011 (the "Certificate"), is hereby amended to change the capitalization of the Corporation by striking out Article 4 of the Certificate and substituting in lieu of said Article 4 the new Article 4 set forth as follows:

“4. The total number of shares of stock which the corporation shall have authority to issue is fifteen thousand (15,000) shares of common stock, with a par value of $0.001 per share.”

3.            This Amendment to the Certificate has been duly adopted in accordance with the provisions of Sections 141,228 and 242 of the General Corporation Law of the State of Delaware.

4.            Pursuant to Section 228(a) of the Delaware General Corporation Law, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting, without a vote and without prior notice and that written notice of the taking of such actions has been given in accordance with Section 228(e) of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be signed by its duly authorized officer on May 13, 2019.

ONCOLYZE, INC.

/s/ Steven J. Evans
By: Steven J. Evans, MD
Chief Executive Officer